EXHIBIT 10

AGREEMENT made this 16th day of December, 1999 ("Contract") between INVESTMENT PROPERTIES ASSOCIATES, a Limited Partnership ("IPA"), a New York limited partnership, having an office c/o Helmsley-Spear, Inc., 60 East 42nd Street, New York, New York 10165 ("Seller"), and 1328 BROADWAY ASSOCIATES, LLC, having an office at c/o RFR Holding LLC, 400 Park Avenue, New York, New York 10022 (hereinafter called "Purchaser").

                              W I T N E S S E T H :

      Seller and Purchaser hereby covenant and agree as follows:

      1. Subject of Sale (a) Seller agrees to sell and Purchaser agrees to purchase upon the terms and conditions set forth herein all right, title and interest of Seller, as the holder of a fifty percent (50%) undivided tenancy in common interest (the "IPA Interest"), in and to the following:

      (i) All that certain plot piece or parcel of land described on Schedule A annexed hereto and made a part hereof, together with the improvements erected thereon, which plot, piece or parcel of land and the improvements erected thereon is herein referred to, collectively, as the "Premises" and from time to time as the "Property" or as described by the name "1328 Broadway" on Schedule A.

      (ii) Any land lying in the bed of any streets, roads or avenues opened or proposed, in front of or adjoining the Premises, to the center line thereof and to any unpaid awards for any taking by condemnation or any damage to the Premises by reason of changes of grade of any streets or highways. Upon the "Closing" (as hereinafter defined), Seller shall execute and deliver to Purchaser all proper instruments for the conveyance of such title and the assignment and collection of such awards, if any.

      (iii) Fixtures, equipment and other personal property (tangible or intangible) attached to or appurtenant to or used primarily in the operation and/or maintenance of the Premises and owned by Seller (as opposed to owned by any Space Tenants [as hereinafter defined] or owned by Helmsley-Spear, Inc.), but no part of the "Purchase Price" (as hereinafter defined) shall be deemed to be paid for such fixtures, equipment or personal property.

      (iv) The landlord's interest under the "Space Leases" (as hereinafter defined) at the Property as of the Closing;

      (v) All unapplied Security Deposits (as hereinafter defined) and advance payments applicable to any period of time after the Closing made by "Space Tenants" (as hereinafter defined) under the Space Leases;

      (vi) All transferable licenses, permits, certificates, approvals, authorizations, variances and consents (collectively, the "Permits") issued or granted by governmental and quasi-governmental bodies, officers and authorities in respect of the ownership, occupancy, use and operation of the Property;

      (vii)  To  the  extent   permitted  to  be  assigned  or   conveyed,   all
architectural, mechanical, engineering and other plans and specifications relating to the Property, if any, and in Seller's possession;

      (viii) All assignable third-party warranties or guaranties, contract rights and miscellaneous rights, if any, with respect to the Property or any equipment located therein, subject to any limitation contained in each such warranty, guaranty or right;

      (ix) Seller's rights and obligations after the Closing under the Union Contract (as hereinafter defined);

      (x) Any strips and gores adjacent to or abutting the Property or any part thereof, and any rights, easements, rights of way, air space or development rights, and appurtenances pertaining to the Property or any part thereof;

      (xi) To the extent permitted to be assigned or conveyed, all books, records and documents of Seller in Seller's possession relating to the ownership, use, operation and management of the Property, or copies thereof to the extent Seller needs to retain the originals;

      (xii) All trademarks, logos, trade and business names, good will and other proprietary rights and intangible property relating to the ownership, use, operation and management of the Property, including, without limitation, "The Marbridge Building"; and

      (xiii) Subject to the provisions of Article 8 hereof, any pending tax reduction proceeding pertaining to the Property, relating to the fiscal year in which the Closing occurs and any future fiscal years, subject to apportionment as hereinafter provided.

            (d) Purchaser represents that Henry Goelet Associates ("HGA") has entered into a letter of intent with the Purchaser, to acquire the Premises. Purchaser acknowledges that HGA or an affiliate of HGA currently owns a 47.5% undivided interest, as a tenant in common, in the Premises. Accordingly, Purchaser agrees that no action taken or authorized, no failure or omission to act and no agreement made or authorized, by HGA or such affiliate, without the prior written consent of Seller, at any time, whether prior to the date hereof or hereafter, with respect to the Premises, shall in any way affect Purchaser's obligation to close title hereunder or in any other manner diminish Purchaser's obligations hereunder, or in any manner diminish Seller's rights hereunder.

      2. Purchase Price.

      (a) The purchase price for the IPA Interest is Forty Three Million Five Hundred Thousand and 00/100 Dollars ($43,500,000.00) (the "Purchase Price") payable by the Purchaser as follows:

            (i) Four Million Three Hundred Fifty Thousand Hundred and 00/100 Dollars ($4,350,000) (the "Deposit") on the signing of this contract by check, subject to collection, payable to the order of Stadtmauer Bailkin LLP ("Escrow Agent"), receipt of which is hereby acknowledged by Escrow Agent;

            (ii) At the Closing, Thirty Nine Million One Hundred Fifty Thousand Dollars ($39,150,000.00) payable by good, unendorsed, certified checks of Purchaser, or by bank teller's check (or checks) to the order of Seller or as Seller may direct, or in accordance with the provisions of Section 2(d) below.

      (b) In the event that any of the checks comprising the Deposit is not paid when the check (or checks) is presented for payment, such non-payment shall constitute a material default of Purchaser hereunder for which Seller shall have the option to terminate this Contract and if Seller shall elect to terminate this Contract, neither party shall have any further rights or obligations under this Contract, except that Seller shall have the right to pursue its rights and remedies to collect the proceeds of said check (or checks).

      (c) All checks being given by Purchaser under this Contract must be drawn on a member bank of the New York Clearing House Association.

      (d) At Seller's election, the payment of any of the aforesaid sums shall, upon three (3) business days' prior notice, be made by electronic wire transfer pursuant to wiring instructions to be given to Purchaser or by federal funds check allowing immediately available funds. Without limiting in any manner the TIME OF THE ESSENCE provisions with respect to Purchaser's closing obligations, the following provision shall apply in the event that Seller shall elect to receive the balance of the Purchase Price due at Closing by electronic wire transfer: Any funds delivered by electronic wire transfer must be available to Seller prior to 5:00 p.m. on the date due; if said funds are not so available when due, Purchaser shall pay interest on any amount not so available, at the prime rate of interest announced by Chase Manhattan Bank at that time, plus two percent (2%) through such time as such amount is available to Seller.

      3. "Subject To" Provisions.

      Title to the IPA Interest is being sold subject only to the matters referred to in Schedule B, attached hereto and made a part hereof.

      4. Space Leases.

      With respect to the leases of the tenants set forth on Schedule C attached hereto and made a part hereof:

      (a) Purchaser represents that it has examined such leases (which leases, together with any amendments or modifications thereto are collectively referred to herein as the "Space Leases" and the lessees thereunder are herein called "Space Tenants") and Purchaser or Purchaser's attorney has initialed the Space Leases. If there be any discrepancy between Space Leases, as so examined and initialed, and the information pertaining thereto as listed on Schedule C, the Space Leases shall be controlling and such discrepancy shall not prejudice
Seller or affect any liability of Purchaser hereunder. With respect to the information contained on Schedule C, Purchaser acknowledges that Seller is making no representation whatsoever as to the accuracy of such information, except that the Space Tenants listed on Schedule C are the tenants in the Premises and that the Space Leases are the only leases affecting the Premises with respect to which Seller has an interest as a tenant-in-common in the landlord's position thereunder; it being understood that Seller is making no representation whatsoever with respect to Leases, if any, that were entered into by any tenant-in-common other than Seller.

      (b) Purchaser acknowledges that no representation has been made and Seller assumes no responsibility whatsoever with respect to the continued occupancy of the Premises, or any part thereof, by Space Tenants, or any of them. Seller does not undertake or guarantee that (i) the Space Tenants, or any of them, are in occupancy as of the date hereof or will be in occupancy at the Closing or (ii) that the Space Leases will be in full force and effect at the Closing. Prior to the Closing, Seller has the right, but not the obligation, to enforce its rights against Space Tenants, or any of them, by summary proceedings or in any other manner, except as otherwise provided in Article 5 hereof. Purchaser agrees that the removal, prior to the Closing, of any Space Tenants, of their own volition and without the consent of Seller, or by summary proceedings or otherwise, shall not be the basis for, nor give rise to any claim on the part of Purchaser nor affect the obligations of Purchaser under this Contract in any manner whatsoever, and Purchaser shall close title and accept delivery of the Deed without such Space Tenants in possession and without any allowance or reduction in the Purchase Price. Seller shall not apply all or any part of the Security Deposit for any Space Tenant unless such Space Tenant has vacated its demised premises at the Property.

      5. Modification and Renewal of Space Leases and New Space Leases.

      (a) From and after the date hereof, without obtaining the prior written consent of Purchaser, unless Seller is obligated to do so under a Space Lease,
(i) Seller will not make any written modification of any Space Lease(s) which affects any period from and after the Closing nor enter into any new Space Lease or renewal of any existing Space Lease, (ii) Seller will not consent to any assignment of any Space Lease or to any sublease of any portion of the Property, except to the extent it is required to do so under the terms of any such Space Lease, (iii) Seller shall not grant any new concession or new rent abatement for any period following the Closing, (iv) Seller will not make any new commitment to do any work for any Space Tenant, which would be binding upon Purchaser, (v) Seller will not grant any Space Tenant any new option with respect to the Property, (vi) Seller will not cancel any Space Lease or (vii) Seller will not affirmatively accept or permit a voluntary surrender of any Space Lease such that the Space Tenant thereunder shall be relieved of liability, except for the premises covered by the Space Lease with Nine West, which Purchaser hereby instructs Seller to, and Seller shall, recapture pursuant to the provisions of such Space Lease (collectively, clauses (i) through (vii) being hereinafter referred to as a "Space Lease Action"). If Purchaser shall fail to notify Seller that it consents to or refuses to consent to any Space Lease Action within five (5) business days after receipt of Seller's notice to Purchaser of such Space Lease Action, then it shall be deemed that Purchaser has given consent.

      (b) If Seller is obligated under a Space Lease to enter into such renewal, modification or new Space Lease or Purchaser consents or is deemed to have consented to any Space Lease Action, then in such events, Purchaser shall pay to Seller at the Closing, subject to the provisions of Article 6 below, (i) the amount of brokerage commission required to be paid by landlord, (ii) the reasonable cost of decoration or other work required to be performed by landlord to suit the subject premises to the tenant's occupancy under the terms of any such modification or new Space Lease or renewal and (iii) the reasonable legal fees incurred by landlord in connection with such Space Lease Action ("Reletting Expenses"), prorated in each case over the portion of the term during which tenant pays rent pursuant to any such modification or new Space Lease or renewal and apportioned as of the Closing (it being understood that any rent free period shall not be taken into consideration in the apportioning of Reletting Expenses), provided that in no event shall costs incurred by Seller in respect of actions required by the terms of an existing Space Lease be deemed Reletting Expenses.

      6. Apportionments.

      (a) The following are to be apportioned at the Closing (except as otherwise provided for herein, the apportionments shall be made in accordance with the customs in respect to Title Closing Recommended by The Real Estate Board of New York, Inc.), it being understood that in each case the amount to be apportioned shall be fifty percent (50%) of each item listed below:

            (i) Rents and additional  rents under the Space Leases,  as and when collected. As to any Space Lease(s) that provides for the payment of additional rent based upon a percentage of the Space Tenant's business during a specified annual or other period, or provides for so-called "escalation rent" based upon increases in real estate taxes or operating expenses or labor costs or cost of living or porter's wages or otherwise (which such additional rent and "escalation rent" are collectively called "Overage Rent"), if the Closing shall occur prior to the time when any such Overage Rent is payable, then such Overage Rent for the applicable accounting period in which the Closing occurs shall be apportioned subsequent to the Closing. Purchaser agrees that it will receive and hold such Overage Rent in trust and pay over to Seller fifty percent (50%) of the proportion of such Overage Rent for that portion of such accounting period during which the Seller owned the Premises bears to the entire such accounting period. As to any Overage Rent in respect to an accounting period that shall have expired prior to the Closing but which shall become payable after the Closing, Purchaser agrees that it will receive and hold such Overage Rent in trust and pay over to Seller fifty percent (50%) of such amount upon receipt thereof. IPA shall furnish to Purchaser all information (including the form of the bill to be rendered) necessary for the billing of such Overage Rent. Purchaser agrees that it shall promptly render bills for and shall exercise due diligence in the collection of Overage Rent and shall, upon receipt thereof, promptly pay to Seller the amount to which Seller is entitled as above provided. Purchaser's sole obligation with respect to tenant arrearages shall be to bill the delinquent Space Tenant on a monthly basis for six consecutive months. Thereafter, Purchaser shall reassign the claim for 50% of such tenant arrearages to Seller and Seller shall have the right to sue Space Tenants to collect such delinquencies, but Seller shall not be entitled to evict (by summary proceedings or otherwise) any such Space Tenants. If, prior to the Closing, Seller shall collect any sums on account of Overage Rent for a year or other period, or any portion of such year or other period, beginning prior but ending subsequent to the Closing, fifty (50%) of such sums shall be apportioned at the Closing as of the date of Closing and the balance credited to Purchaser. The provisions of this Article 6(a)(i) shall survive the Closing.

            (ii) Real estate taxes. If the Closing shall occur before the tax rate is fixed, the apportionment of taxes shall be upon the basis of the tax rate for the next preceding year applied to the latest assessed valuation. Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed. The provisions of this Article 6(a)(ii) shall survive the Closing.

            (iii) Water rates, water meter charges and sewer rents, if any, on the basis of the fiscal period for which assessed. If there be a water meter or meters on the Premises (other than meters under which charges are payable by a Space Tenant), the unfixed meter charges and the unfixed sewer rent thereon based for the time intervening from the date of the last reading shall be apportioned on the basis of such last reading, and shall be appropriately readjusted after the Closing on the basis of the next subsequent bills. Seller shall furnish readings of the water, gas and electric meters located at the Property, other than meters measuring the consumption of utilities which are the direct responsibility of any Space Tenant, to a date not more than thirty (30) days prior to the Closing and the unfixed water rates and charges, sewer taxes and rents and gas and electricity charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings. If such readings are not obtainable by the Closing, then, at the Closing, any water rates and charges, sewer taxes and rents and gas and electricity charges which are based on such readings shall be prorated based upon the per diem charges obtained by using the most recent period for which such readings shall then be available and such amounts shall be adjusted once Purchaser receives an actual bill for such utilities. As to any water charges and the accompanying sewer rent charges, payable by Space Tenant(s) as aforementioned, if the Space Tenant(s) shall have failed to pay such water charges and sewer rent, such unpaid charges and rents, and the liens, if any, resulting therefrom, shall not be objections to title, or be the basis of any claim whatsoever against Seller, and Purchaser shall close title and accept delivery of the Deed subject to such unpaid charges and rents and such liens without abatement or credit against the Purchase Price. The provisions of this Article 6(a)(iii) shall survive the Closing.

            (iv) The Reletting Expenses,  if any, as prorated in accordance with
Section 5(b) above.

            (v) Wages, vacation pay, pension and welfare benefits and other fringe benefits of employees at the Premises referred to on Schedule D attached hereto and made a part hereof, whose employment shall not have been terminated at or prior to the Closing.

            (vi) Dues paid, if any, to the Realty Advisory Board on Labor Relations, Inc. provided the membership covered by such dues is transferable.

            (vii) License and permit fees on assignable licenses and permits.

            (viii) Maintenance supplies in unopened containers based on Seller's actual cost therefor including sales tax.

            (ix) Fuel, if any, on the basis of Seller's cost therefor. The amount of fuel shall be estimated in writing by Seller's fuel company or the building's engineer on or about the day preceding the Closing.

            (x) All other items customarily apportioned in connection with the sale of similar properties similarly located.

      (b) Any errors or miscalculations in computing the foregoing adjustments and prorations shall be promptly corrected after the Closing. The provisions of this Section 6(b) shall survive the Closing.

      (c) With respect to the mortgage currently existing on the Property: The mortgage is held by The Apple Savings Bank ("Apple") and is in the principal amount of $8,000,000.00 (the "Mortgage"). At the Closing, Seller shall use all commercially reasonable efforts to cause the Mortgage and the note secured thereby to be assigned to Purchaser's lender; it being expressly agreed, however, that the refusal of Apple to assign the Mortgage and said note shall in no way affect Purchaser's obligation to close title hereunder or in any manner otherwise diminish Purchaser's obligations or Seller's rights hereunder.
Purchaser agrees that it shall be responsible for and shall pay at Closing all costs associated with Apple's assignment of the Mortgage to Purchaser's lender. Whether the Mortgage shall be so assigned to Purchaser's lender or shall be satisfied, at the Closing, Purchaser shall be obligated to pay off fifty percent (50%) of the outstanding principal balance and accrued interest on the loan secured by the Mortgage as of the date of Closing, and Seller shall be obligated to pay off only fifty percent (50%) of the outstanding principal balance and accrued interest on the loan secured by the Mortgage as of the date of Closing.

      7. Violations.

      Purchaser has had an opportunity to order a violations search with respect to the Premises. Purchaser agrees that Purchaser shall close title and accept delivery of the Deed subject to any and all notes or notices of violations of law or municipal ordinances, orders or requirements noted in or issued by any governmental authority having jurisdiction, against or affecting the Premises, without regard to the extent or the date of any such notes or notices. Without limiting the generality of the foregoing, Seller agrees that it shall be responsible for fifty percent (50%) of any monetary fines or monetary penalties which shall have accrued with respect to such violations as of the date of Closing; provided, however, that if such fines and penalties shall exceed Two Hundred Thousand and 00/100 ($200,000.00) Dollars, then Seller shall have the right to terminate this Contract, subject to Purchaser's right to close title subject to any and all such notes and notices of violations and to all such fines and penalties in excess of $200,000.00. If Purchaser shall so elect to close title notwithstanding fines and penalties in excess of $200,000, Purchaser shall be entitled to a credit at Closing against the balance of the Purchase Price in the amount of $200,000.

      8. Pending Tax Proceedings.

      Seller shall not withdraw, settle or otherwise compromise any proceedings, if any, then pending to review the real estate tax assessment of the Property applicable to the fiscal tax year in which the Closing occurs or which may affect such tax year or subsequent tax years without the consent of Purchaser, which consent shall not be unreasonably withheld or delayed. In the event such proceedings undertaken by Seller result in a refund of any real estate taxes paid by the Seller in respect of such fiscal tax year, fifty percent (50%) of such refund, less fifty percent (50%) of expenses, including without limitation reasonable attorneys' and appraisers' fees, shall be apportioned between Seller and Purchaser as of the Closing and the corresponding amount shall be paid over by the party receiving same to the other promptly upon receipt thereof. If any such refund creates an obligation to reimburse any Space Tenants for any additional rents previously paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in the Space Leases to such Space Tenant) shall be paid to Purchaser prior to apportionment between Seller and Purchaser of such refund. Purchaser shall disburse the same to such Space Tenants. The provisions of this Article 8 shall survive the Closing.

      9. "As-Is".

      Purchaser represents to Seller that (a) Purchaser has examined, inspected, and investigated to the full satisfaction of Purchaser, the physical nature and condition of the Properties, (b) except as expressly set forth in this Contract, neither Seller nor any agent, officer, employee, or representative of Seller has made any representation whatsoever regarding the subject matter of this Contract or any part thereof, including (without limiting the generality of the foregoing) representations as to the physical nature or condition of the Premises, or the Space Leases, or operating expenses or carrying charges affecting the Premises, and (c) Purchaser, in executing, delivering and performing this Contract, does not rely upon any statement, information or representation to whomsoever made or given whether to Purchaser or others, and whether directly or indirectly, verbally or in writing, made by any person, firm or corporation except as set forth herein. Seller is not liable for, or in any way bound by, any verbal or written agreements, representations, real estate brokers' "set-ups" or for information pertaining to the Premises furnished by any real estate broker, agent, employees, servant or other person, unless the same are expressly set forth in this Contract. Without limiting the foregoing, but in addition thereto, Purchaser shall accept the Premises in their "AS-IS" condition on the date hereof, subject to such reasonable use, wear, tear, natural deterioration and damage and destruction (subject to Article 12 below) as may occur between the date hereof and the Closing and subject to all violations as provided in Article 7 hereof. Seller shall not be responsible to Purchaser for any latent, patent or other defect or change in the condition of the Premises (other than a material, adverse change in the condition of the Premises voluntarily undertaken by Seller) or personal property, including without limitation the presence of asbestos, chlordane, radon, PCB's urea formaldehyde, gasoline or diesel fuel or any other chemicals, substances or materials whether or not such condition may cause or pose hazardous health conditions or in any way diminish the value of the Premises.

      10. Security Deposits.

      (a) Seller shall cause Tenants' securities deposited under Space Leases to be turned over to Purchaser at the Closing, with Purchaser's being responsible for fifty percent (50%) of the costs of transfer of any security deposits in the form of letters of credit if such costs of transfer are not covered by the Space Tenant under its Space Lease, and if such costs of transfer are covered by the Space Tenant under its Space Lease, Purchaser shall pay 100% of the same. Seller agrees to cooperate with Purchaser in implementing such transfer and if it cannot be achieved at the Closing, Seller will cooperate and assist Purchaser in presenting same for payment and shall deliver the proceeds thereof to Purchaser. Seller's obligation set forth in the preceding sentence shall survive the Closing. Nothing herein contained shall be deemed to prevent Seller from applying Security Deposits prior to the Closing, provided that such Space Tenant has actually vacated the Premises and such application is in accordance with the terms of the Lease, in order to liquidate any claim under any Space Lease or to compromise, adjust or settle any claim against any Space Tenant by the application of such Security Deposits. Notwithstanding the foregoing, Seller's only obligation with respect to Security Deposits in the form of letters of credit shall be to execute and deliver the transfer documents required by the issuing bank in order to transfer such letter of credit to Purchaser.

      (b) Seller shall indemnify, defend and hold Purchaser harmless from and against any claims made by Space Tenants with respect to Security Deposits and any interest with respect to cash Security Deposit thereon due to Space Tenants not actually paid to Purchaser at the Closing. The terms of this provision shall survive the Closing.

      11. Broker.

      (a) Seller and Purchaser each represents to the other that no broker, finder or other person, other than Helmsley-Spear, Inc. ("Helmsley-Spear") brought about this transaction. IPA shall be responsible for any commission or other compensation due to Helmsley-Spear in connection with this transaction.

      (b) Purchaser shall indemnify and hold Seller free and harmless from and against any damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by Seller arising from a claim by any broker or finder, other than Helmsley-Spear, that such broker or finder has dealt with Purchaser in connection with this transaction. Seller shall, after receipt of knowledge of any such claim, notify Purchaser of such claim, and Purchaser shall have the right to defend such claim by counsel of its choice and at the sole expense of Purchaser.

      (c) Seller shall indemnify and hold Purchaser free and harmless from and against any damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by Purchaser arising from a claim by any broker or finder that such broker or finder has dealt with Seller in connection with this transaction. Purchaser shall, after receipt of knowledge of any such claim, notify Seller of such claim, and Seller shall have the right to defend such claim by counsel of its choice and at the sole expense of Seller.

      (d) The provisions of this Article shall survive the Closing.

      12. Risk of Loss.

      (a) If on or prior to the date set for Closing there is any damage or destruction or condemnation of the Premises (or any portion thereof), Purchaser and Seller shall consummate this transaction without any reduction or abatement in the Purchase Price, and Seller upon the Closing shall assign to Purchaser all of its rights in and to any insurance proceeds (with Seller's being responsible for 50% of any deductible applicable thereto) or any awards arising from any condemnation or taking and any rental loss insurance proceeds, and Seller will execute and deliver to Purchaser on the Closing all proper instruments for the assignment of all Seller's right, title and interest in and to such proceeds or awards.

      (b) The provisions of this Article supersede the provisions of Section 5-1311 of the General Obligations Law of the State of New York.

      (c) Seller agrees that if Purchaser shall request Seller to increase the amount of casualty insurance coverage set forth on Schedule H during the term of this Contract, Seller shall do so provided that Purchaser shall pay when due any and all additional premiums required to obtain such increased insurance coverage.

      13. Status of Title.

      Seller shall give, and Purchaser shall accept, fee simple title to the IPA Interest in the Premises subject only to (a) the exceptions set forth in this Contract, (b) the usual preprinted exclusions from coverage provisions contained in the standard form of insuring agreement employed by Chicago Title Insurance Company, Ticor Title Insurance Company or such other national title company as Purchaser shall elect to issue title insurance (collectively, the "Title Company") at the standard rates of such Title Company, and (c) such other exceptions as such Title Company shall be willing to omit as exceptions to coverage without additional premium or insure against collection out of, or enforcement against, the Premises.

      14. Closing.

      (a) The Closing of title (the "Closing") shall take place on January 18, 2000 at the offices of Stadtmauer Bailkin LLP, attorneys for the Seller, 850 Third Avenue, New York, New York 10022, or at the Manhattan offices of Purchaser's lender, if any, or its counsel at 10:00 o'clock in the forenoon on that day, TIME BEING OF THE ESSENCE, as to Purchaser only, with respect to the Closing date set forth above or such earlier closing date as Purchaser may designate upon no less than ten (10) days notice to Seller.

      (b) Seller and Purchaser shall convene at a pre-closing no later than the day preceding the scheduled Closing date, at the offices of Stadtmauer Bailkin LLP, so that on the Closing date only the funding of the balance of the Purchase Price due at Closing, downdating the title to the Property, the delivery of documents and similar ministerial acts shall be required. All documents and other items to be delivered with the Closing pursuant to this Contract shall be generated and produced at the pre-closing to the extent it is reasonably practical to do so.

      15. Notices.

      All notices hereunder by either party to the other shall be sent by registered or certified mail, return receipt requested or by overnight courier providing receipt of delivery, addressed to Seller at the address given for Seller at the beginning of this contract, with copies of such notices to Seller to be likewise sent to:

                           Stadtmauer Bailkin LLP
                           850 Third Avenue, 19th Floor
                           New York, NY 10022
                           Attention:  Marshall J. Cohen, Esq.

and to Purchaser at the address given for Purchaser at the beginning of this Contract with copies of such notices to Purchaser to be likewise sent to:

                           Esanu Katsky Korins & Siger, LLP
                           605 Third Avenue
                           New York, New York  10158
                           Attention:  Randolph Amengual, Esq.and

                           Fried Frank LLP
                           One New York Plaza
                           New York, New York  10004-1980
                           Attention:  Jonathan Mechanic, Esq.

      Notices shall be deemed served three (3) days after the date of registration with the postal authorities if sent by registered mail, three (3) days after the date of mailing if sent by certified mail, or one (1) business day after sending by overnight courier. Notices on behalf of the respective parties may be given by their attorneys and such notices shall have the same effect as if in fact subscribed by the party on whose behalf it is given. Notwithstanding the foregoing provisions of this Article 15, notices given by the attorneys may be served by personal delivery, if a signed receipt of delivery shall be obtained, and shall be deemed served on the date indicated on such receipt of delivery if delivered prior to 6:00 p.m., and on the next business day if delivered after 6:00 p.m. Notices to Escrow Agent shall be sent to the address set forth above.

      16. Franchise Taxes.

      Unpaid franchise taxes, dissolution taxes or any other similar taxes so levied, of any corporation in the chain of title shall not be an objection to title so long as the Title Company insures against collection of any such taxes out of or enforcement against the Premises.

      17. Title Report.

      Purchaser has received an updated title report on the Premises from the Title Company and has provided Seller with a copy of the report. Purchaser shall from time to time promptly, after obtaining knowledge thereof, notify Seller of any defects, encumbrances, encroachments or other objections to title not herein expressly consented to by Purchaser and which, in the opinion of Purchaser's attorney, render title to the IPA Interest unmarketable.

      18. Seller's Limit of Liability.

      (a) If on the date set for the Closing in Article 14 hereof it should appear that the Premises are affected by any lien or encumbrance, outstanding interest or question of title not expressly consented to herein by Purchaser or not created by Lojan Realty Corp. ("Lojan"), HGA's predecessor in interest, or by HGA, or any of their affiliates with the prior written consent of Seller, which renders or may render Seller's title unmarketable, Seller, at Seller's election, shall have the privilege to remove or satisfy the same, and shall, for that purpose, be entitled to reasonable adjournments of the Closing. To the extent any such lien or encumbrance, interest or question shall affect the entire Premises, then, subject to the limitations herein provided, Seller's responsibility with respect to such lien, encumbrance, interest or question shall be for fifty percent (50%) of the cost of removing or satisfying the same. Accordingly, Seller shall have the right to remove or satisfy any such lien, encumbrance, interest or question in its sole discretion, and, if Seller so elects, Seller shall receive at the Closing an amount in addition to the Purchase Price equal to fifty percent (50%) of the costs of such removal or satisfaction. With respect to any lien, encumbrance, interest or question created by Lojan or HGA, or any of their affiliates, without the prior written consent of Seller, Seller shall have no obligation to remove or satisfy such lien, encumbrance, interest or question, and Purchaser shall be obligated to close title to the IPA Interest subject thereto.

Notwithstanding anything to the contrary herein contained, (i) Seller shall only be liable for satisfying any mortgage or other liens (other than mechanics' liens) against Seller's interest in the Property voluntarily created by Seller by its execution of documents evidencing the same, and (ii) with respect to any other lien, encumbrance, interest or question of title, Seller's responsibility is limited to $200,000 in the aggregate. In the event Seller shall elect not to remove or satisfy any such liens, encumbrances, interests or questions of title costing more than $200,000 to so remove or satisfy, Purchaser shall have the right to close title subject to such liens, encumbrances, interests or questions and, if Purchaser shall so elect, Purchaser shall be entitled to a credit at Closing against the balance of the Purchase Price then due in the amount of $200,000.

      (b) Except as provided in Section 18(a) above,  nothing  contained in this
Article 18 shall be deemed to require Seller to take or begin any action or proceeding or any other steps to remove any defect in or objection to title or to expend any moneys therefor, nor shall Purchaser have any right of action against Seller therefor, at law or in equity, for damages or specific performance; however, Purchaser, if request is made within a reasonable time prior to the Closing, agrees to provide at Closing separate certified checks as requested, aggregating the amount of the balance of the Purchase Price, to facilitate the payment of any sums which Seller may elect to expend to clear title defects, if any.

      (c) If Seller elects to adjourn the Closing as provided in this Article 18, this Contract shall remain in effect for the period or periods of adjournment, in accordance with its terms.

      (d) Notwithstanding the foregoing provisions of this Article 18, Purchaser may at any time accept such title as Seller can convey, notwithstanding the existence of any title defect not provided for in this Contract, without reduction of the Purchase Price or any credit or allowance on account thereof or any claim against Seller. The acceptance of the Deed shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Contract, except for those which this Contract specifically provides shall survive the Closing.

      19. Purchaser's Remedies and Vendee's Lien.

      (a) In the event that Seller shall default in its obligation to convey title to the IPA Interest in the Premises, Purchaser's sole remedy shall be specific enforcement against IPA.

      (b) The Deposit then being held by Escrow Agent and the "net cost of title examination" are hereby made liens upon the IPA Interest , but such liens shall not continue after default by Purchaser hereunder. The term "net cost of title examination" is defined for purposes of this Contract as the expense actually incurred by Purchaser for title examination, without issuance of policy, plus the cost, if any, incurred by Purchaser in updating any survey referred to in Schedule B.

      (c) Subject to the provisions of Section 1(f) hereof, if for any reason whatsoever Seller shall be unable to convey title to the IPA Interest, on account of title conditions, subject to and in accordance with the terms of this Contract (it being understood that Purchaser's waiver of any such title condition shall cure Seller's inability to so convey), the sole obligation of Seller shall be to refund the Deposit then being held by Escrow Agent and to reimburse Purchaser for the net cost of title examination, and upon the making of such refund and reimbursement, this Contract shall become void and of no further force or effect, neither party hereto shall have any further claim against the other by reason of this Contract and the lien, if any, of Purchaser against the IPA Interest shall wholly cease.

      20. Discharge of Encumbrances.

      Fifty percent (50%) of the amount of any unpaid taxes, assessment, water charges and sewer rents affecting the Premises at Closing, with the interest and penalties thereon to a date not less than two (2) business days after the date of Closing, may at the option of Seller be allowed to Purchaser out of the balance of the Purchase Price, provided official bills therefor, with interest and penalties thereon computed to said date are furnished by Seller at the Closing. If on the date of Closing there are any other liens or encumbrances which Seller is obligated to pay and discharge (up to Seller's fifty percent [50%] interest therein, unless such lien or encumbrance affects only Seller's interest in the Property or was created by a party comprising Seller, in which case the party comprising Seller who shall have created such lien or encumbrance shall be responsible for 100% of such lien or encumbrance), Seller may use any portion of the balance of the Purchase Price to provide its portion of the amount required to satisfy the same. Purchaser, if request is made within a reasonable time prior to the Closing, agrees to provide at the Closing separate certified checks as requested to facilitate the satisfaction of any such liens or encumbrances, in which event Purchaser shall be entitled to a credit or credits against the Purchase Price equal to fifty percent (50%) of the amounts so paid by Purchaser. The existence of any such taxes, assessments, water charges or sewer rents or other liens or encumbrances shall not be deemed objections to title if Seller provides funds equal to fifty percent (50%) of the cost to satisfy or remove such items of record. If Title Company is willing to insure Purchaser that such taxes, assessments, water charges, sewer rents, liens and encumbrances will not be collected out of or enforced against the Premises, then Seller and Purchaser shall have the right, in lieu of payment and discharge, to deposit with the Title Company such funds or assurances or to pay such special or additional premiums as the Title Company may require in order so to insure; it being understood that in all events, Seller's contribution shall not exceed fifty percent (50%) of such deposits or premiums. In such case the taxes, assessments, water charges, sewer rents, liens and encumbrances with respect to which the Title Company has agreed so to insure shall not be considered objections to title. If Purchaser shall elect not to contribute the amounts required so to induce the Title Company to so insure against collection, then Purchaser shall be deemed to have elected to accept title to the IPA Interest subject to such taxes, assessments, water charges, sewer rents, liens and encumbrances.

      21. Application of Past Due Rents.

      If at the Closing any past due base rentals are owing by Space Tenants, Purchaser agrees that the first moneys received by Purchaser from such Space Tenants shall be received by Purchaser as trustee to be disbursed as follows:

      (a) First, to Purchaser and Seller fifty percent (50%) of the amount equal to the then rental due from such Space Tenants for the month in which the Closing occurs, subject to adjustment as herein provided;

      (b) Next, to Seller percent (50%) of the amount equal to such arrears applicable to the month preceding the month in which the Closing occurs;

      (c) Next, to Purchaser all rentals due from time to time from such Space Tenants for the period after the month in which the Closing occurs;

      (d) Next, to Seller fifty percent (50%) of the amount equal to all other past due rentals owing by such Space Tenants; and

      (e) The balance, if any, to Purchaser.

Purchaser agrees to remit forthwith to Seller the amount of such past due rentals to which Seller is so entitled. At the Closing, Seller shall furnish to Purchaser all information necessary for the billing of such past due rentals and shall execute and deliver an assignment of past due rentals which shall be included in the Assignment of Space Leases (as hereinafter defined). Purchaser agrees that it shall promptly render bills for past due rentals for a period of six (6) consecutive months following the Closing, and Purchaser shall exercise the same diligence in the collection of such past due rentals as it does in the collection of current rentals due to Purchaser. If Purchaser shall be unable to collect such past due rentals during such six (6) month period, Seller shall thereafter have the right to assert separate and independent claims against such Space Tenants, including, but not limited to, the institution of such actions or proceedings as Seller shall deem necessary or advisable for the purpose of collecting such past due rentals, but not for the eviction of any such Space Tenants, the right to do any of which (other than to sue to evict) is hereby reserved by Seller. If Seller so elects to assert such separate and independent claims against any Space Tenant, Purchaser shall re-assign such claims to Seller within five (5) business days after receipt of Seller's request for such assignment pursuant to instrument(s) in form and substance reasonably satisfactory to Seller. The provisions of this Article shall survive the Closing.

      22. Affidavit Regarding Judgments.

      If a search of the title discloses judgments, bankruptcies or other returns against other entities having names the same as or similar to that of any of the constituent parties comprising Seller or any general partner of IPA, such party or general partner, as the case may be, will on request deliver to Purchaser an affidavit showing that such judgments, bankruptcies or other returns are not against such party or any general partner of IPA, as the case may be, and otherwise in such form and content that the Title Company will remove such judgments, bankruptcies or other returns as exceptions to title or will insure against collection of such judgments out of the Premises.

      23. Assignment of this Contract.

      This Contract may not be assigned by Purchaser without the prior written consent of Seller, except to an entity controlled by or affiliated with Purchaser or with RFR and/or HGA, the constituent parties constituting Purchaser.

      24. Escrow Provisions.

      With respect to the Deposit, Escrow Agent is instructed as follows:

      (a) Upon the Closing, the Deposit then being held shall be paid over to Seller.

      (b) In the event Purchaser shall fail to close title by reason of Purchaser's default, the parties agree that the damages that Seller will sustain as a result thereof will be difficult, if not impossible, to ascertain and therefore, the parties hereby authorize and direct Escrow Agent to pay the Deposit then being held to Seller who shall retain it as and for its liquidated damages and sole remedy hereunder; provided, however, that Escrow Agent shall not make such payment until at least five (5) days after the date on which Escrow Agent shall have notified Purchaser of such demand.

      (c) In the event of a default by Seller, the Deposit then being held shall be paid over to Purchaser.

      (d) Escrow Agent shall invest the Deposit in interest bearing accounts insured by the United States Government or any agency thereof, United States Government Treasury Bills or other similar commercial paper instruments as Seller shall direct. Any interest earned on the Deposit when received shall similarly be held in escrow by Escrow Agent and (i) if the Deposit under the terms of this Contract is to be paid over to Purchaser, then such interest shall similarly be paid over to Purchaser or (ii) if the Deposit is to be paid over to Seller, then such interest shall similarly be paid over to Seller. The party receiving such interest shall pay the income taxes thereon. The identification or social security numbers, as the case may be, of the Seller and the Purchaser are listed on Schedule F attached hereto and made a part hereof.

      (e) Escrow Agent, by signing this Contract at the end hereof where indicated, signifies its agreement to hold the Deposit for the purpose as provided in this Contract. In the event of any dispute, Escrow Agent shall have the right to deposit the Deposit in court to await the resolution of such dispute. In any event, Escrow Agent shall not be personally liable so long as it acts in good faith.

      (f) Escrow Agent shall not incur any liability by reasons of any action or non-action taken by it in good faith or pursuant to the judgment or order of a court of competent jurisdiction. Escrow Agent shall have the right to rely upon the genuineness of all certificates, notices and instruments delivered to it pursuant hereto, and all the signatures thereto or to any other writing received by Escrow Agent purporting to be signed by any party hereto, and upon the truth of the contents thereof. Before making payment or delivery of any moneys or documents held by Escrow Agent pursuant thereto, Escrow Agent shall have the right to require delivery to it of an executed and acknowledged receipt for the subject matter of the delivery to be made by the recipient. In the event of any dispute between the parties as to whether either party is in default hereunder or as to any other material fact, Escrow Agent shall have the right to refrain from taking any further action with respect to the subject matter of the escrow until it is reasonably satisfied that such dispute is resolved or action by Escrow Agent is required by an order or judgment of a court of competent jurisdiction. Escrow Agent shall be entitled to consult with other counsel in connection with its duties hereunder. Seller and Purchaser jointly and severally agree to reimburse Escrow Agent for its reasonable costs and expenses, including attorneys' fees (either paid to retained attorneys or representing the fair value of legal services rendered by Escrow Agent to itself) incurred as a result of any dispute or litigation arising hereunder.

      25. Transfer of Title.

      (a) The deed to the IPA Interest in the Premises (the "Deed") shall be a New York Bargain and Sale Deed without Covenants in proper statutory short form for recording (NYBTU form 8006) and shall be duly executed and acknowledged so as to convey to Purchaser the fee simple title to the IPA Interest in the Premises as provided in Article 13, free of all encumbrances, except as herein stated, and shall contain the covenant required by subdivision 5 of Section 13 of the Lien Law.

      (b) At the Closing Seller shall deliver:

            (i) to the Title Company a certified or bank check to the order of the recording officer of New York County in which the Deed are to be recorded for the amount of the documentary stamps to be affixed to the Deed in accordance with Article 31 of the Tax Law, and a certified or bank check to the order of the appropriate officer for any other tax payable by reason of the delivery of the Deed, and a return in respect of each of the Deed, if any be required, duly signed and sworn to by the appropriate party constituting Seller. Purchaser agrees to sign (and swear to, if appropriate) such returns and to request the Title Company to cause such check and such returns to be delivered to the appropriate office promptly after the Closing; and

            (ii) to the Title Company a certified or bank check or checks to the order of the Finance Administrator for the amount of the Real Property Transfer Tax imposed by Title II of Chapter 46, as amended, of the Administrative Code of the City of New York in respect of the Deed and will also deliver to the Purchaser the returns in respect of the Deed required by said statute and the regulations issued pursuant to the authority thereof, duly signed and sworn to by the appropriate party constituting Seller. Purchaser agrees to sign and swear to such return and to cause such check and request the Title Company to such return to be delivered to Purchaser's title company for delivery to the City Register promptly after the Closing

      (c) Anything contained in subdivision (i) and (ii) of (b) above to the contrary notwithstanding, Seller may, at its option, elect not to deliver said checks and, instead, may direct Purchaser to deliver any or all of the said checks on three (3) business days notice and allow to Purchaser as a credit against the Purchase Price the amount of said checks delivered by Purchaser.

      26. Liquidated Damages.

      If (i) Purchaser fails to close title on January 18, 2000 if obligated to do so hereunder or (ii) Purchaser shall default in the performance of any of the other terms or provisions of this Contract on the part of Purchaser to be performed, and such default shall continue for five (5) days after notice to Purchaser, Seller may terminate this Contract. Purchaser acknowledges that if Purchaser shall default under this Contract, Seller will suffer substantial adverse financial consequences as a result thereof. Accordingly, Seller's sole and exclusive remedy against Purchaser shall be to receive the Deposit, plus any interest earned thereon from the Escrow Agent and retain the Deposit, as and for its liquidated damages, it being agreed that Seller's damages will be difficult, if not impossible, to ascertain, and Purchaser and Seller shall have no further rights or obligations under this Contract, except those expressly provided herein to survive the termination hereof.

      27. Seller's and Purchaser's Representations. (a) Seller represents as of the date hereof as follows:

            (i) IPA is a limited partnership duly organized, validly existing and in good standing under the laws of the State of New York.

            (ii) IPA has all requisite power and authority to enter into and perform all of the transactions contemplated by this Contract. This Contract is a legal, valid and binding obligation of IPA.

            (iii) IPA has duly authorized the execution, delivery and performance of this Contract and each agreement, document, or instrument required to be executed and delivered by Seller pursuant to this Contract. The execution, delivery or performance of this Contract or any other such document will not violate any term of IPA's partnership agreement.

            (iv) The execution and delivery by IPA of this Contract and all documents associated therewith and the performance by IPA of its obligations thereunder (i) do not constitute a violation of any provisions of law, any order, regulation, or decree of any court or agency of government, or any indenture, mortgage, deed, trust agreement, or any other instrument to which IPA is a party or by which it or the Property is subject to or bound, and (ii) are not in conflict with nor will they result in a breach of or constitute (with due notice and/or lapse of time) a default under any such agreement or any other instrument.

            (v) The Space Leases as examined and initialed express the entire agreement between IPA, as landlord thereunder, and the Space Tenants. There are no leases or other forms of occupancy agreement which are in effect with respect to the Premises and under which Seller is a holder of the landlord's interest other than the Space Leases (excluding any occupancy rights which derive from the Space Leases including without limitation subleases subject to such Space Leases). Purchaser expressly waives any objection to the fact that historically leases at the Premises have been executed by IPA or the managing agent of the building as IPA's agent, on behalf of all of the tenants in common. Seller has not consented to any subleases the term of which extends beyond the term of the lease under which the sublease is made, it being expressly agreed that except for this limited representation with respect to the length of term of any subleases in the building, Seller is not making any representations as to subleases or other forms of occupancy agreements made by Space Tenants, whether or not permitted under their respective Space Leases.

            (vi) Except as otherwise specifically set forth in Schedule E, all work required to be performed by the landlord under existing Space Leases has been done or will be performed prior to Closing

            (vii) All construction allowances or other sums to be paid to any of the Space Tenants in possession as of the date hereof, up to the date of Closing, have been or will be paid in full prior to the Closing;

            (viii) With respect to Space Leases for the garage space, for retail space in the Premises or for office or showroom space in the Premises demising 5000 rentable square feet or more:

                  (A) no written notice of a material default on the part of the tenant thereunder has been sent by IPA, other than a default notice setting forth a default which, as of the date hereof, has been cured;

                  (B) no written notice of (1) a material default on the part of the landlord thereunder has been received by IPA, other than a default, which, as of the date hereof, has been cured or (2) offsets, credits, abatements, defenses or deductions against rent has been received from the tenants thereunder by IPA.

            (ix) All brokerage commissions and other compensation and fees payable by reason of Space Leases (except in respect of renewals) have been or will be paid in full prior to the Closing.

            (x) Except for suits, actions, litigation or proceedings (A) listed on Schedule G or (B) covered by insurance covering the Premises and except for routine non-payment proceedings, there is no suit, action, litigation or proceeding pending (as to which Seller has received proper service) or, to
Seller's knowledge, otherwise pending, before any court or governmental authority against or relating to, or which would have an adverse effect upon, the Property or the transaction contemplated by this Contract.

            (xi) No right of first refusal or first offer, renewal, extension or expansion options nor any purchase options or right of first refusal or offer with respect to the Property have been granted (or will be as of the Closing) to any Space Tenant(s) or any other parties except as provided in the Space Leases.

            (xii) IPA has no employees employed at the Premises except as listed on Schedule D, excluding summer or vacation replacements. All such employees are union employees employed pursuant to the Union Agreement, except Elsa Sein.

            (xiii) As of the Closing, no materials, fixtures or equipment with respect to the Property will be part of any lease arrangement or are owned by third parties other than Space Tenants, other than perhaps the copying machine.

            (xiv) Schedule H annexed hereto is a correct and complete list of the types and amounts of insurance coverage maintained by Seller and in force with respect to the Property.

            (xv) IPA has not conveyed its interest in the Property's air rights or development rights to any third party.

      (b) Purchaser represents as of the date hereof as follows:

            (i) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii) Purchaser has all requisite power and authority to enter into and perform all of the transactions contemplated by this Contract. This Contract is a legal, valid and binding obligation of Purchaser.

            (iii) Purchaser has duly authorized the execution, delivery and performance of this Contract and each agreement, document, or instrument required to be executed and delivered by Purchaser pursuant to this Contract. The execution, delivery or performance of this Contract or any other such document will not violate any term of its certificate of organization or its operating agreement or any other agreement, judicial decree, statute or regulation to which Purchaser is a party or by which Purchaser may be bound or effected.

            (iv) The execution and delivery by Purchaser of this Contract and all documents associated therewith and the performance by Purchaser of its obligations thereunder (i) do not constitute a violation of any provisions of law, any order, regulation, or decree of any court or agency of government, or any indenture, mortgage, deed, trust agreement, or any other instrument to which Purchaser is a party or by which it or any of its property is subject to or bound, and (ii) are not in conflict with nor will they result in a breach of or constitute (with due notice and/or lapse of time) a default under any such agreement or any other instrument.

      (c) As a condition to Purchaser's obligation to close title to the IPA Interest, the following representations in Section 27(a) above shall be true and correct at Closing as if made by Seller at Closing: (i)-(iv), (v) (except for renewals, amendments or modifications of existing Space Leases required by the terms of existing Space Leases or approved by Purchaser and except for new Space Leases entered into in accordance with the terms hereof), (vi)-(vii), (ix),
(xi)-(xiii) and (xv).

      (d) The representations of the parties comprising Seller, whether made as of the date hereof or deemed remade as of the date of Closing, shall survive the Closing for a period of ninety (90) days and any claims which Purchaser may have with respect to such representations shall be made on or before the ninetieth
(90th) day after the date of Closing.

      28. Closing Documents.

      Seller and/or Purchaser, as the case may be, shall, as indicated below, execute acknowledge and/or deliver at the Closing the following:

      (a) Seller shall execute, acknowledge, and deliver to Purchaser:

            (i) the Deed in accordance with Article 25 hereof.

      (b) Seller shall  execute and deliver to  Purchaser:

            (i) an Assignment of Space Leases which Assignment shall be in the form marked Exhibit 1 annexed hereto and made a part hereof;

            (ii) an Assignment of all Seller's right, title and interest in and to all of the transferable licenses, permits and approvals, if any, then in effect, as well as an assignment of all of Seller's right, title and interest, in any intangible property included in this sale, including, without limitation, the right to the trade name "The Marbridge Building";

            (iii) the checks and  returns  referred to in Article  25(b)(i)  and
(ii)
hereof; and

            (iv) the FIRPTA affidavit provided in Article 30 hereof.

            (v) such evidence as may be reasonably required by the Title Company of the due authorization, execution and delivery of this Contract and the documents contemplated hereby, including, without limitation, a good standing certificate for IPA;

            (vi)  notices  to  the  contractors   under  the  Service  Contracts
terminating all Service Contracts.

            (vii) an affidavit that the Property is not a multiple dwelling and such other affidavits as the Title Company shall reasonably require in order to omit from its title insurance policy all exceptions for (A) judgments, bankruptcies or other returns against other persons or entities whose names are the same as or similar to Seller's name and (B) rights of tenants other than as tenants only; provided, however, that Seller shall not be obligated to provide any affidavits with respect to the subordination of leases to present or future mortgages against the Premises.

      (c) Seller shall deliver to Purchaser or shall leave in their appropriate place in the Premises:

            (i) Duplicate originals, or if duplicate originals are not available, true and complete copies of all of the Space Leases then in force and any guarantees of the obligations of any of the Space Tenants and all Space Tenant files in IPA's possession or control;

            (ii) Security deposits, together with all interest earned thereon (less only fifty percent (50%) of such amounts of such interest as landlord shall be entitled to retain pursuant to the terms of the Space Leases or applicable law), and any advance rents under the Space Leases;

            (iii) Unexpired warranties and guaranties, if any, affecting the Property, and any transferable Permits;

            (iv) To the extent the same are in Seller's possession or in its reasonable control, a complete set of keys for the building on the Property;

            (v) To the extent the same are in Seller's possession or in its reasonable control, building plans, specifications and drawings for the building on the Property;

            (vi) Real estate tax bills for the tax year in which the Closing occurs;

            (vii) An updated rent roll dated not more than thirty (30) days prior to the Closing and a list of all delinquent fixed rent and additional rent under the Space Leases as of the Closing, it being understood that the delivery of such rent roll and delinquencies list shall not be deemed to constitute Seller's representation or certification of its accuracy; and

            (viii) Those employee records and files in IPA's possession or control.

     (d) Purchaser shall execute and deliver to Seller:

            (i) as applicable, the Assignments of the Space Leases (Exhibit 1);

            (ii) as applicable, the Assignments of the Service Contracts (Exhibit 2);

            (iii) the returns  referred to in Article  25(b)(i) and (ii) hereof;
and

            (iv) evidence, reasonably satisfactory to Seller, of Purchaser's authorization to execute this Contract and any other documents required to be signed by Purchaser at Closing and to perform any and all obligations of Purchaser which shall survive the Closing, including without limitation all indemnities provided herein.

      (e) Seller and Purchaser shall execute a notice to each of the Space Tenants stating in substance that Purchaser has succeeded to Seller's interest as landlord under the Space

Leases and that the security deposit (and advance rents), if any, under such Space Tenant's Space Lease has been transferred to Purchaser. Such notice shall direct the Space Tenants to make all further payments to Purchaser, or its designee, of all sums due or to become due under their respective Space Leases. Purchaser shall be responsible for mailing or otherwise distributing such notices to Space Tenants in the building.

      29. Further Assurances.

      The parties hereto each agree to act in good faith, to do such other and further acts and things, and to execute and deliver such instruments and documents (not creating any obligations additional to those otherwise imposed by this Contract), and to correct such errors, omissions or mistakes made by either party at or prior to the Closing and which may reasonably be requested from time to time, whether at or after the Closing, in furtherance of the purposes of this Contract, provided such documents are customarily delivered in real estate transactions in the City of New York, Borough of Manhattan or are otherwise required due to circumstances involved in the transaction contemplated hereunder and do not impose any material obligations upon any party hereunder except as set forth in this Contract. The provisions of this Article 29 shall survive the Closing.

      30. FIRPTA.

      (a) Seller represents that it is not a "foreign person", as that term is defined for purposes of the Foreign Investment in Real Property Tax Act, Internal Revenue Code, section 1445, as amended, and the regulations promulgated thereunder (collectively "FIRPTA").

      (b) At the closing, Seller shall deliver an affidavit to Purchaser, in a form complying with the provisions of FIRPTA, stating that Seller is not a foreign person for purposes of FIRPTA.

      31. Union Agreements.

      (a) Purchaser has been informed that Seller is or is obligated to become a signatory to the 1999 Commercial Building Agreement between Local 32B-32J Service Employees International Union, AFL-CIO and The Realty Advisory Board on Labor Relations, Inc. (the "Union Agreement"). Purchaser hereby shall acquire the Premises subject to the existence of the Union Agreement, and Purchaser hereby agrees to indemnify and hold harmless Seller, its constituent partners, employees, agents, representatives and affiliates, from any and all claims, costs, debts, damages, fees, wages or wage supplements incurred by Seller pursuant to the Union Agreement or otherwise in connection with the sale of the Premises, arising from Purchaser's failure or refusal either to hire the employees previously employed at the Premises or to adopt and assume the Union Agreement. With respect to withdrawal liability, as the term is used under the Multi-Employer Pension Plan Amendments Act of 1980 (the "Act"), Purchaser shall indemnify and hold Seller free and harmless from and against all such withdrawal liability whether accruing prior to, at or after the date of Closing. In addition, Purchaser agrees within a reasonable time following the Closing that it shall post a bond in an amount or place into escrow such sum of money with the Building Service 32B-J Pension (the "Fund"), as may be required by the Act or the Union Agreement.

      (b) With respect to the Union Agreement, (i) Purchaser hereby agrees to indemnify and hold harmless Seller, its constituent partners, employees, agents, representatives and affiliates, from any and all claims, costs, debts, damages, fees, including without limitation reasonable legal fees, wages or wage supplements incurred by Seller arising out of any default on the part of Purchaser to perform the covenants, terms and conditions thereof to be performed thereunder by Purchaser from and after the Closing and (ii) Seller hereby agrees to indemnify and hold harmless Purchaser, its constituent members , employees, agents, representatives and affiliates, from any and all claims, costs, debts, damages, fees, including without limitation reasonable legal fees, wages or wage supplements incurred by Purchaser arising out of any default on the part of Seller to perform the covenants, terms and conditions thereof to be performed thereunder by Seller prior to the Closing.

      (c) In  connection  with the  indemnities  given by  Purchaser  under this
Article 31, at Closing Purchaser shall deliver to Seller an unconditional, irrevocable, clean letter of credit from a New York Clearinghouse Bank in an amount equal to the liquidated damages provisions of the Union Agreement applicable to the sale of the Premises without complying with the terms of the Union Agreement, it being agreed that the failure to deliver such letter of credit in the appropriate form and amount shall be deemed to be a material default hereunder, entitling Seller to terminate this Contract and to retain the Deposit as liquidated damages. Notwithstanding the foregoing, at Purchaser's option, in lieu of the delivery of the letter of credit, Purchaser may elect to assume the Union Agreement, in which event at Closing Purchaser shall accept the assignment of the Union Agreement, the provisions of Section 31(a) above shall continue to apply and Purchaser shall not be in default by reason of failing to deliver the letter of credit.

      (d) The provisions of this Article 31 shall survive the Closing.

      32. Operation of the Property Until Closing.

      (a) IPA shall, between the date hereof and the Closing, cause the Property to be operated and maintained in the ordinary course and in a manner consistent with past practices. Without limiting the generality of the foregoing, and in addition thereto, Seller covenants that between the date hereof and the Closing
Date:

      (b) Seller will keep in full force and effect with respect to the Property policies of insurance providing coverage at least as extensive as that described in Schedule H.

      (c) Subject to the rights of any Space Tenants, Seller shall give to Purchaser and its authorized representatives access to the Premises and make all books and records (including tenant files) relating to the ownership and operation of the Premises available at reasonable times and upon reasonable prior written notice to Seller. During the period from and after the date hereof up until the Closing and subject to the rights of the Space Tenants under the Space Leases, Purchaser shall have the right to conduct such inspections of the Property and examinations of the books and records relating to the Property as Purchaser shall desire. Seller agrees to make available to Purchaser and/or Purchaser's consultants and agents all books, records, contracts, leases, agreements, permits, certificates of occupancy and plans and specifications in Seller's possession and control pertaining to the Property. With respect to the foregoing, the Purchaser hereby acknowledges, covenants and agrees that (1) the foregoing right of the Purchaser to conduct such inspections and examinations shall in no way effect the Purchaser's obligations under this Contract, (2) Purchaser or its representatives or agents shall not conduct or allow any physically intrusive testing of, on or under the Property without obtaining the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed) as to scope of work to be performed and the timing of such work, (3) Purchaser shall cause any person accessing the Property hereunder to be covered by not less than Two Million and 00/100 Dollars ($2,000,000.00) of commercial general liability insurance per occurrence insuring all activity and conduct of such person while exercising the right of access, (4) Purchaser or its representatives or agents shall not in the exercise of the right of access granted hereby unreasonably interfere with or permit unreasonable interference with any person using, occupying or providing service at the Premises, including without limitation any Space Tenant at the Premises, (5) Purchaser shall indemnify, defend and hold Seller, its partners and agents free and harmless from (A) physical damage to the Premises caused by Purchaser or its representatives or agents arising from the access hereby granted or from the inspection and/or testing conducted by or on behalf of Purchaser under this Section 32(c), (B) any loss, injury, damage, claim, lien, cost or expenses, including reasonable attorneys' fees and costs, incurred by Seller arising from the negligence or willful misconduct of Purchaser or its representatives or agents in connection with the access hereby granted or from the inspection and/or testing conducted by or on behalf of Purchaser under this Section 32(c), and (C) any breach by Purchaser of the provisions of the penultimate sentence of this Section 32(c) and (6) all documents and information regarding the Property of whatever nature made available to Purchaser by Seller or its representatives or obtained by Purchaser or its representatives, as a result of all reports, tests and studies of the Property commissioned by Purchaser other than documents and information that is in the public record or which has been made publicly available (collectively, the "Proprietary Information") shall be deemed proprietary and confidential. Prior to Closing, Purchaser shall not disclose and shall use its good faith efforts to cause its representatives not to disclose any Proprietary Information or any information concerning the Property to any other person; provided, however, Purchaser may disclose (and otherwise make available) Proprietary Information to those person or parties (including without limitation prospective lenders and investors and their respective advisors and counsel) who, in Purchaser's reasonable judgment, need to know such information for the purpose of evaluating the purchase of the Property by Purchaser. In addition, Purchaser shall be entitled to disclose any Proprietary Information which (i) becomes available to Purchaser from a source other than Seller or HGA or its affiliates, (ii) was rightfully in the possession of Purchaser prior to its receipt from Seller or (iii) Purchaser is required to disclose by law or by order of a court or governmental agency of competent jurisdiction.

      (d) Seller will keep all Permits in force, and renew any of the same which expire prior to the Closing. In the event that any Permit is suspended or revoked, Seller will promptly notify Purchaser of that fact, and Seller shall use commercially reasonable efforts to have such Permit reinstated without limitation or condition.

      (e) Seller will perform and observe all of the covenants and conditions required to be performed and observed by it as landlord under the Space Leases and as party to the Service Contracts. Seller will not waive any of its rights or exercise any of its options under any of the Space Leases or Service Contracts. Seller will deliver to Purchaser copies of any notices received by it from any Space Tenants or contractors under Service Contracts or sent by Seller to any Space Tenants or contractors within five (5) business days after received or sent.

      33. Assessments.

      Seller represents and warrants to Purchaser that it has received no notice, and has no knowledge, of any unconfirmed or pending special assessments against the Property. If as of the date hereof the Property or any part thereof is affected by a special assessment or assessments which are or may become payable in annual installments, of which the first installment is then a charge or lien, or has been paid, then for the purposes of this Contract all the unpaid installments of any such assessment, including those which are to become due and payable after the Closing, shall be deemed to be due and payable and 52.5% of any such special assessments shall be paid by Seller to Purchaser at the Closing.

      34. Miscellaneous.

      (a) This Contract and the Schedules and Exhibits annexed hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and all understanding and agreements heretofore or simultaneously had between the parties hereto are merged in and are contained in this Contract and said Schedules and Exhibits.

      (b) No provision of this Contract may be waived, changed, modified or discharged orally, except by an agreement in writing signed by the party against whom any waiver, change, modification or discharge is sought.

      (c) The captions or Article titles contained in this Contract and the Index are for convenience and reference only and shall not be deemed a part of this context of this Contract.

      (d) This Contract shall be governed by and construed in accordance with the laws of the State of New York. In any action relating to the enforcement of this Contract, the parties hereto hereby waive the right to a trial by jury.

      (e) The terms "hereof," "herein," and "hereunder," and words of similar import, shall be construed to refer to this Contract as a whole, and not to any particular article or provisions, unless expressly so stated.

      (f) The Schedules and Exhibits annexed hereto are hereby incorporated and made a part of this Agreement.

      (g) All words or terms used in this Contract, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

      (h) This Contract shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns, if any, but nothing contained herein shall be deemed a waiver of the provisions of Article 23 hereof, and each party may enforce the provisions hereof against any or all of the other parties hereto. None of the provisions of this Contract are intended to be, nor shall they be construed to be, for the benefit of any third party.

      (i) Purchaser covenants and agrees that in no event will Purchaser record or cause to be recorded this Contract or any memorandum hereof and that Purchaser's breach of this provision shall represent a default of the nature governed by Article 26 hereof and Seller shall have all of the rights and remedies provided under Article 26 including, without limitation, the option of terminating this Contract and retaining the Deposit as liquidated damages.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Contract the day and year first above written.

                                        SELLER:

                                        INVESTMENT PROPERTIES ASSOCIATES,
                                          a Limited Partnership

                                          By: /s/Irving Schneider
                                              ---------------------------------
                                              Irving Schneider, General Partner


                                          By: MINLYN INC., general partner

                                              By: /s/Irving Schneider
                                                  -----------------------------
                                                  Irving Schneider, President


                                          By: SCOGBELL AG, INC., general partner

                                              By: /s/Glen Siegel
                                                  -----------------------------
                                                  Name: Glen Siegel
                                                  Title: V.P.

                                   PURCHASER:

                          1328 BROADWAY ASSOCIATES, LLC


                          By: /s/Aby Rosen
                              --------------------------
                              Aby Rosen, Managing Member


The undersigned acknowledges
receipt of the Deposit
referred to in Article 2(a)(i)
[by check subject to
collection] and agrees to act
as Escrow Agent in accordance
with provisions of this
Contract:

STADTMAUER BAILKIN LLP

By: /s/Marshall J. Cohen
    ---------------------------
    Marshall J. Cohen, Esq.